EXHIBIT 10.21B

AZRIELI CENTER

ADDENDUM TO TENANCY AGREEMENT

Signed in Tel Aviv on 20th March, 2007

BETWEEN

Kanit HaShalom Investments Ltd. Private Company No. 51-163315-8 Whose address for the purpose of this addendum shall be: Azrieli Center 132 Petach Tikva Road, Tel Aviv (hereinafter: “the Lessor”)

Of the first part

AND

BIGBAND NETWORKS LTD.

Private Company No. 51-275107-4

(hereinafter: “the Lessee”)

Whose address for the purpose of this addendum shall be:

Azrieli Center 2 Triangular Tower 36th Floor

132 Petach Tikva Road, Tel Aviv

Telephone: 03-6081986; Fax: 03-6081998

Of the second part

WHEREAS:	on March 16, 2000 a tenancy agreement was signed between the Lessor and the Lessee concerning the office areas in the Triangular Tower in the Azrieli Center (hereinafter: “the Tenancy Agreement”) and the following addenda to the Tenancy Agreement were also signed: an addendum dated October 10, 2000 (hereinafter: “Addendum A’1’”), an addendum dated February 21, 2002 (hereinafter: “Addendum A’2’”), an addendum dated April 29, 2002 (hereinafter: “Addendum A’3’”), an addendum dated October 28, 2002 (hereinafter: “Addendum A’4’”), an addendum dated July 1, 2003 (hereinafter: “Addendum A’5’”): an addendum dated March 23, 2005 (hereinafter: “Addendum A’6’”), an addendum dated September 5, 2005 (hereinafter: “Addendum A’7’”), an addendum dated December 11, 2005 (hereinafter: “Addendum A’8’”), and an addendum dated August, 2006 (hereinafter: “Addendum A’9’”) (the Tenancy Agreement and all the Addenda A’1’ – A’9’ thereto shall hereinafter be collectively termed: “the Main Agreement”); and

WHEREAS:	the parties wish to extend the Tenancy Agreement with respect to all the areas leased thereunder as at the date of the signing of this addendum, beyond the tenancy term which is due to expire on June 30, 2007 as specified in the Main Agreement (hereinafter: “the Existing Leased Area”), as specified hereinafter in this addendum.

ACCORDINGLY IT HAS BEEN DECLARED, STIPULATED

AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	All the terms and definitions appearing in this addendum shall have the same meaning as in the Main Agreement, unless expressly stated otherwise herein. This agreement shall be deemed to be part of the Main Agreement and all the conditions thereof shall apply thereto unless expressly stated otherwise herein.

For the avoidance of doubt, it is hereby clarified that notwithstanding the contents of the Main Agreement, “the Existing Leased Area” shall refer to all the areas leased to the Lessee as at the date of the signing of this addendum, whether or not the Lessee has been granted an option to extend them pursuant to the Main Agreement, and the provisions of this addendum shall apply to the whole Existing Leased Area.

2.	Upon expiry of the term of the tenancy on June 30, 2007, as stated in the Main Agreement, the term of the tenancy shall be extended with respect to the whole Existing Leased Area for a continuous additional period of 36 months commencing from July 1, 2007 until June 30, 2010 (hereinafter: “the Extended Term of the Tenancy”).

3.	Notwithstanding the aforesaid in Section 2 and in any other agreement, it is hereby agreed between the parties that until March 31, 2008, the Lessee shall have the right to give notice of the termination of the term of the tenancy and thereby terminate the Main Agreement prematurely with respect to the whole Existing Leased Area, subject to the following conditions:

1.	The Lessee has given the Lessor six months’ notice in writing provided that said notice has not been given later than the first day of the beginning of each month.

2.	Together with the said notice the Lessee has paid the Lessor predetermined compensation in an amount equivalent to 2 NIS per month with respect to each square meter of the leased area plus linkage differentials and V.A.T. for each month and/or part thereof which have elapsed since the commencement of the Extended Term of the Tenancy until the date of termination of the Main Agreement and the Lessee’s vacation of the Existing Leased Area.

4.	It is hereby agreed that the rent in respect of the aforementioned Extended Term of the Tenancy shall amount to the equivalent of $16.66 (sixteen dollars and sixty six cents) per month for each square meter of the leased area plus V.A.T. and linkage differentials.

5.

It is hereby agreed between the parties that in respect of all car parking facilities per month, the Lessee shall pay an amount equivalent to $151 during the Extended Term of the Tenancy plus linkage differentials and V.A.T. It is hereby clarified that the

Lessee shall pay in respect of all car parking facilities in its possession and occupied by it, and any arrangement to the contrary in the Tenancy Agreement and/or the addenda thereto with regard to any exemption from payment shall be null and void with effect from the commencement of the Extended Term of the Tenancy.

6.	Notwithstanding all the provisions of the Main Agreement it is hereby agreed that the payments and/or sums specified above in US dollars shall be determined according to the representative rate of the US dollar known on the date of the signing of this addendum, which is 4.2 NIS plus linkage differentials to the Consumer Price Index (whereby the base index for this purpose shall be the index for the month of November, 2006 which was published on December 15, 2006 and not the base index prescribed in the Main Agreement).

7.	It is hereby agreed between the parties that the whole Existing Leased Area shall be delivered to the Lessee in the same state as it was on the date of signing of this addendum (as is) without the Lessor being required to perform at its own expense any works whatsoever and without the Lessee having any claim and/or action in respect thereof against the Lessor and that all the construction and adjustment works, insofar as such may be required, shall be performed by and at the expense of the Lessee in accordance with the provisions of the Main Tenancy Agreement. It has further been agreed that the Lessee shall not be reimbursed for any expenses in respect of the performance of the adjustments made by the Lessee with respect to the premises on Floor 34 as stated in Section 2 of Addendum A ‘9’ to the Main Agreement.

8.	It has further been agreed that until December 12, 2007 the Lessee shall be granted the right (option) to extend the Main Tenancy Agreement in advance and in writing subject to rent identical to the one it shall be paying prior to the realization of this option linked to the Index for a period of 5 years (60 months) commencing from the termination of the Extended Term of the Tenancy with respect to the whole Existing Leased Area (hereinafter: “the Additional Extended Term of the Tenancy”).

In addition, the Lessee is hereby granted the right to request to increase the Existing Leased Area subject to the rent per square meter as prescribed in Section 4 above, during the course of the Additional Extended Term of the Tenancy, by the sizes prescribed and agreed with respect to the following areas only, (each of the aforementioned areas and/or all of them together) by giving the Lessor 9 months’ notice in writing using one of the two following alternatives:

1.	The first alternative – insofar as there are any vacant areas which have not been leased in the Round Tower up to a maximum of 1,354 square meters and the size of the area which the Lessee wishes to increase is no less than 500 square meters (for each request for an increase) (hereinafter: “the Round Tower Areas”).

or

2.	The second alternative –

a.	542 square meters + 28 square meters of the Existing Leased Area (the office of Regev Kvitzky) on Floor 34.

and/or

b.	By 242 gross square meters (the office of Active Com), and/or 232 gross square meters (the office of Gal Investors Connections), and/or 248 gross square meters (the office of Hezekiah Hachmon) and/or 90 square meters (the office of Avalon Capital) all of which are on Floor 38 in the Triangular Tower.

In other words, according to the second alternative – by fixed parts with respect to an area of up to 1,354 gross square meters (on Floors 34 and 38 in the Triangular Tower) (the lessees in sub-sections a and b shall hereinafter together be termed: “the Other Lessees”) or according to the first alternative – by the areas in the Round Tower as aforesaid insofar as such shall be vacant. It is the Lessee who shall elect according to which of the two aforementioned alternatives it shall act.

For the avoidance of doubt it is hereby clarified and agreed between the parties that the Lessor’s consent to the Lessee’s request to increase the size of the Existing Leased Area in accordance with the second alternative as aforesaid shall be subject to and conditional upon the signing of a tenancy agreement between the Lessor and the Other Lessees with respect to areas which shall not be smaller than their leased areas as at the date of the Lessor’s consent to the Lessee’s request to increase the size of the Leased Area as aforesaid, in other areas in the project.

For the avoidance of doubt it is hereby clarified and agreed that the areas of the Other Lessees (sub-sections a and b above) and the areas in the Round Tower, insofar as such shall be rented by the Lessee on the specified conditions, shall be delivered in the same state as they were on the date of delivery of possession thereof to the Lessee, namely (as is) without the Lessor being required to perform any works whatsoever at its own expense except the following, and subject to their being in a good state of repair and fit for use:

*

If the Lessee elects to realize its right pursuant to the second alternative above, then during the Additional Extended Term of the Tenancy the Lessee shall be granted a budget of up to $78 plus V.A.T. per gross square meter in respect of each additional gross square meter by which the Lessee shall increase the Existing Leased Area as aforesaid (namely in respect of each additional gross square meter in addition to the Existing Leased Area rented by it as at the date of the signing of this addendum, viz. – the tenancy of the areas of the Other Lessees) and up to a total amount of $106,600 plus V.A.T. in respect of all the areas of the Other Lessees as aforesaid for the purpose of performing the completion works in the areas [specified] in sub-sections a and b in order to adjust them to the Lessee’s requirements. It is hereby clarified that the budget for the works shall be used solely and exclusively for the purpose of performing the infrastructure and completion works in the Premises and not for the purchase of any equipment and/or moveable furniture whatsoever.

It is hereby agreed between the parties that the Lessee shall receive the budget for the aforementioned works after 30 days have elapsed since the completion of the performance of the works by it with respect to each and every area of the Other Lessees and its entry into the Premises in each one of such areas and on condition that 30 days shall have elapsed since its demand in writing and against the due presentation of an invoice and a confirmation from the Lessor’s engineer concerning the performance of the works in the areas of the Other Lessees up to the ceiling of the budget sum as aforesaid.

*	For the avoidance of doubt it is hereby clarified that the Lessor shall not be granted any budget as aforesaid in respect of the tenancy of the additional leased areas by the Lessee. It has further been agreed that the rent and the management fees in respect of the additional leased areas shall amount to the equivalent of one half of the rent and the management fees paid by it prior to the tenancy of the additional leased areas.

9.	It is hereby agreed that during the course of the aforementioned Additional Extended Term of the Tenancy the Lessee shall have the right to prematurely terminate the Main Agreement with respect to all the areas leased by it as at the date of the notice, subject to the following conditions:

1.	The date of termination of the agreement as aforesaid shall not be before July 1, 2010.

2.	The Lessee has given 6 months’ notice in writing to the Lessor provided that this has been given no later than the first day at the beginning of each month.

3.	Upon delivery of the notice the Lessee has paid the Lessor agreed compensation in the amount of $393 multiplied by the number of gross square meters by which the Lessee requested to increase the Existing Leased Area beyond the area rented by it as at the date of the realization of the option with the product (A – 1) plus V.A.T., provided that the Lessee has utilized the budget granted to it by the Lessor as aforesaid. It is hereby clarified that if the Lessee realizes the aforesaid first alternative – it shall not be obliged to pay any compensation whatsoever.

Coefficient A – the number of years the Lessee has occupied the Premises which it has increased (namely the areas of the Other Lessees during the Extended Term of the Tenancy as defined above) until the termination of the agreement with each year representing 20%.

For example: supposing that the Lessee realizes its right to terminate the term of the agreement two and a half years after the commencement of the date on which it increased its area by the area of the office of Regev Kvitzky and received possession of 528 gross square meters therein + 28 square meters of the Existing Leased Area only, accordingly the Lessee shall pay compensation as follows:

Two and a half years = 2.5*20% = 50% therefore the compensation shall amount to: $393 (1 – 50%) * 528 square meters = $103752 plus V.A.T. No budget has been granted in respect of the Existing Leased Area and therefore no compensation will be charged.

Notwithstanding the aforesaid, it is hereby agreed between the parties that if the Lessee has acted in accordance with the second alternative and has increased the areas of the Premises using the areas of the Other Lessees as aforesaid in Section 8 (all or part thereof), in a manner that does not involve the signing of alternative tenancy agreements between the Lessor and such Other Lessees (namely, such areas which as at the time of increase thereof by the Lessee were vacant and did not require the Lessor to incur any expenses in respect of the relocation of such Other Lessees to other areas in the project), the amount of the agreed compensation as the product shall be reduced from $395 as specified above to $78 whereas the remainder of the compensation mechanism shall remain totally unchanged.

10.	It is hereby agreed between the parties that all the options for extension of the tenancy terms, the possibilities of terminating the agreement prior the designated date, the increase and reduction of the other leased areas granted to the Lessee in the Tenancy Agreements and in the addenda thereto with respect to the leased area and/or part thereof shall be null and void with effect from the date of commencement of the Extended Term of the Tenancy.

11.	Leasing of Additional Area

11.1	In addition, it is hereby agreed that commencing from March 10, 2006 the Lessee shall rent from the Lessor an area consisting of 140 square meters (gross) on Floor 31 of the Triangular Tower as marked in the plan attached to this addendum as Appendix “B” (hereinafter: “the Area on Floor 31”).

11.2	It is hereby clarified that the Area on Floor 31 shall be delivered to the Lessee in the same state as it is on the date of signing of this addendum (as is) without the Lessor being required to perform at its own expense any works whatsoever and without the Lessee having any claim and/or action in respect thereof against the Lessor and that all the construction and adjustment works, insofar as these may be required, shall be performed by and at the expense of the Lessee in accordance with the provisions of the Main Tenancy Agreement. The Lessor confirms that it is aware that the Lessee intends to perform adjustment works in the Area on Floor 31 and it is renting this area subject to the Lessor’s approval for the performance of the adjustment works. It has further been agreed that the Lessee shall not be reimbursed for any expenses in respect of the performance of the adjustments made by the Lessee with respect to the premises on Floor 31 as stated in Section 2 of Addendum A ‘9’ of the Main Agreement.

11.3	The rent per square meter in respect of the Area on Floor 31 shall be in the amount prescribed in Section 4 above commencing from the date specified in Section 11.1 above. Notwithstanding the aforesaid, the Lessee shall be exempt from the payment of rent and management fees for the Area on Floor 31 in respect of the period commencing from March 10, 2007 until March 25, 2007, in order to grant the Lessee a period to become organized and to perform the works it requires in the Area on Floor 31 before it is occupied.

11.4	In addition, it is hereby clarified that adjacent to the Area on Floor 31 there is an additional area consisting of 64 square meters, which at the date of signing of this addendum is designated for leasing to some third party. It is hereby agreed that if the adjacent area as aforesaid shall not be leased to any third party as aforesaid, then following 14 days’ notice from the Lessor to the Lessee the Lessee shall be obliged to rent the adjacent area as aforesaid on the same conditions as the ones specified above in this section. The Lessor confirms that it is aware that the Lessee intends to perform adjustment works in this area and it is renting this area subject to the Lessor’s approval for the performance of the adjustment works. The Lessee shall be exempt from the payment of rent and management fees for this additional area for 14 days from the receipt of possession thereof in order to grant the Lessee a period to become organized and to perform the works it requires in the Area on Floor 31 before it is occupied.

11.5	It is hereby clarified that in the event that the Lessee realizes its right pursuant to Section 8 above, and increases the leased area according to the alternatives prescribed in the said section, it shall be entitled, if it so elects, to return to the possession of the Lessor the area which was leased to it pursuant to this Section 11, on the date on which it shall commence to rent the area pursuant to Section 8, and in accordance with the provisions regarding the return of the premises in accordance with the Tenancy Agreement.

12.	The Lessee undertakes to provide the Lessor with a bank guarantee no later than June 30, 2007 for the Extended Term of the Tenancy, linked to the Consumer Price Index, in an amount equivalent to the rent and the management fees in respect of the whole leased area, for three months plus statutory V.A.T. The said bank guarantee shall remain valid until 3 months following the termination of the Term of the Tenancy in accordance with the provisions of the Main Agreement.

13.	The Lessee further undertakes that by June 30, 2007, it shall extend the validity of the insurances which the Lessee has undertaken to take out pursuant to the Tenancy Agreement for the whole Extended Term of the Tenancy with respect to the whole leased area.

14.	All the other provisions of the Main Agreement, as long as they have not been expressly amended and/or varied herein, shall [continue to] apply without any change.

IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HANDS ON THE

ABOVE:

/s/ Robert Horton
The Lessor	The Lessee